[Letterhead of McDermott Will & Emery LLP]

July 1, 2004

X-Rite, Incorporated

3100 44th Street, S.W.

Grandville, MI 49418

Re:	X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan

Ladies and Gentlemen:

We are providing this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by X-Rite, Incorporated, a Michigan corporation (the “Corporation”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale of up to 1,000,000 shares of its common stock, par value $.10 per share (the “Shares”), pursuant to the Corporation’s Amended and Restated Employee Stock Purchase Plan (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Corporation’s Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Plan; and (iv) the corporate proceedings relating to the authorization for the sale of the Shares pursuant to the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Corporation and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Shares under the Plan have been duly taken and, upon issuance pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Corporation as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP